UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On December 2, 2010, Golden Phoenix Minerals, Inc. (the “Company”) entered into an amendment (“Amendment”) to that certain Letter Agreement dated September 24, 2010 by and between the Company and Crestview Capital Master, LLC (“Crestview”) (the “Letter Agreement”).  The Letter Agreement was previously disclosed by the Company in the Company’s Current Report on Form 8-K filed with the Commission on September 24, 2009.  Pursuant to the terms of the Letter Agreement, the Company had an option to repurchase 20,000,000 warrants of the 23,000,000 warrants held by Crestview with an exercise price of $0.03 per share (the “Warrants”), issued as of February 6, 2009 in connection with that certain Bridge Loan and Debt Restructuring Agreement, dated January 30, 2009 (the “Restructuring Agreement”).  The Restructuring Agreement and issuance of the Warrants, as subsequently amended, have been previously reported on the Company’s Current Reports on Form 8-K filed with the Commission on February 5, 2009 and November 25, 2009, respectively.  The information set forth in the Company’s prior reports on Form 8-K with respect to the Letter Agreement, Restructuring Agreement and Warrants is herein incorporated in its entirety.

Pursuant to the Amendment, the Letter Agreement was amended such that the Company now has the option (“Option”) to purchase 15,000,000 of the Warrants on or before December 15, 2010, for a purchase price of $0.0285 per share.  The Company previously paid $50,000 as a deposit to Crestview in consideration for the Option pursuant to the terms of the Letter Agreement.  The Amendment provides that such deposit will be applied to the ultimate exercise of the Option and repurchase of certain of the Warrants, but will be retained by Crestview despite any election by the Company not to exercise the Option.

The foregoing description is qualified in its entirety by reference to the amendment, filed herewith as Exhibit 10.1 and incorporated herein by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2010, the Company amended its Articles of Incorporation.  In connection with the Company’s 2010 annual meeting of stockholders on November 19, 2010, the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation increasing the authorized common stock, par value $0.001, by four hundred million (400,000,000) shares so that the total authorized capital stock of the Company is eight hundred fifty million (850,000,000) shares, consisting of eight hundred million (800,000,000) shares of common stock and fifty million (50,000,000) shares of preferred stock.  The amendment to the Company’s Articles of Incorporation was approved, with 169,187,717 votes in favor (representing 69.37% of the total outstanding shares authorized to vote as of the record date of October 4, 2010).  Accordingly, on December 2, 2010, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect such increase in its authorized common stock.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Company’s Articles of Incorporation, dated December 2, 2010
10.1	Letter Agreement between the Company and Crestview, dated December 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: December 8, 2010	By: /s/ Robert Martin
Robert Martin
President